UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

Mayville Engineering Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-38894	39-0944729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 S. 84th Street, Suite 300 Milwaukee, Wisconsin 53214
(Address of Principal Executive Offices and zip code)

(414) 381-2860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 25, 2026, Mayville Engineering Company, Inc. (the “Company”) entered into the Third Amendment (the “Third Amendment”) to its Amended and Restated Credit Agreement, dated as of June 28, 2023, by and among Mayville Engineering Company, Inc., certain subsidiaries of Mayville Engineering Company, as guarantors, the lenders from time-to-time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent for the lenders (as amended to date, including by the Third Amendment, the “Amended and Restated Credit Agreement”). The Third Amendment (i) decreased the total commitment size of the senior secured revolver by $75,000,000, to $275,000,000; (ii) added two additional pricing levels to apply during periods when the consolidated total leverage ratio under the Amended and Restated Credit Agreement is equal to or greater than 4.00 to 1.00 and 5.00 to 1.00, respectively; (iii) provided for increases to the permitted maximum consolidated total leverage ratio under the Amended and Restated Credit Agreement (from 3:50 to 1:00 or 4:00 to 1:00 for each of the four quarters following an acquisition to the corresponding ratios below) and decreases to the permitted consolidated interest coverage ratio under the Amended and Restated Credit Agreement (from 3:00 to 1:00 to the corresponding ratios below); and (iv) further restricted certain operational covenants of the Company under the Credit Agreement, including restrictions on permitted acquisitions, during the Company’s 2026 fiscal year, among other things.

Under the Amended and Restated Credit Agreement, the following are the permitted Consolidated Total Leverage Ratios (as defined in the Amended and Restated Credit Agreement):

Period	Maximum Ratio
Closing Date through December 31, 2025	4.00 to 1.00
March 31, 2026 and June 30, 2026	5.25 to 1.00
September 30, 2026	5.00 to 1.00
December 31, 2026	4.00 to 1.00
March 31, 2027 and thereafter	3.50 to 1.00

Under the Amended and Restated Credit Agreement, the following are the permitted Consolidated Interest Coverage Ratios (as defined in the Amended and Restated Credit Agreement):

Period	Minimum Ratio
Closing Date through March 31, 2026	3.00 to 1.00
June 30, 2026 through December 31, 2026	2.75 to 1.00
March 31, 2027 and thereafter	3.00 to 1.00

Certain lender parties to the Amended and Restated Credit Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

The foregoing description of the Third Amendment to the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, and the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits.  The exhibits listed in the exhibit index below are being filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

10.1

Second Amendment, dated as of August 15, 2025, to Amended and Restated Credit Agreement, dated as of June 28, 2023, as amended by that First Amendment, dated as of June 26, 2025, by and among Mayville Engineering Company, Inc., certain subsidiaries of Mayville Engineering Company, as guarantors, the lenders from time-to-time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent for the lenders.

10.2

Third Amendment, dated as of February 25, 2026, to Amended and Restated Credit Agreement, dated as of June 28, 2023, as amended by that First Amendment, dated as of June 26, 2025 and that Second Amendment, dated as of August 15, 2026, by and among Mayville Engineering Company, Inc., certain subsidiaries of Mayville Engineering Company, as guarantors, the lenders from time-to-time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent for the lenders (including a full conformed copy of the credit agreement, as amended by the third amendment).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYVILLE ENGINEERING COMPANY, INC.

Date: February 26, 2026	By:	/s/ Sean P. Leuba
Sean P. Leuba
Senior Vice President, General Counsel and Secretary